UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2012

SNAP INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

462 7th Avenue, 4th Floor New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements.

Item 4.01  Changes in Registrant’s Certifying Accountant.

On September 11, 2012, the Board of Directors (the “Board”) of Snap Interactive, Inc. (the “Company”) approved the engagement of Ernst & Young LLP (“Ernst & Young”), as its independent registered public accounting firm for the year ending December 31, 2012, effective September 11, 2012.  In connection with the selection of Ernst & Young, on September 11, 2012, the Board decided that, effective immediately, it would dismiss Webb & Company, P.A. (“Webb & Co.”) as the Company’s independent registered public accounting firm.

During the years ended December 31, 2010 and 2011 and for the period January 1, 2012 through September 11, 2012, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and Webb & Co. on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure, which disagreements if not resolved to the satisfaction of Webb & Co., would have caused Webb & Co. to make reference to the subject matter of the disagreements in its reports with respect to the Company’s consolidated financial statements for such periods.

During the years ended December 31, 2010 and 2011 and for the period January 1, 2012 through September 11, 2012, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that the Company did not maintain effective internal control over financial reporting because of the effect of material weaknesses as described below.

The reports of Webb & Co. on the Company’s consolidated financial statements for the years ended December 31, 2010 and 2011 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that:

●
Webb & Co.’s report as of December 31, 2010 indicated that the Company did not maintain effective internal control over financial reporting because of the effect of the following material weakness: management failed to issue stock certificates to certain employees that met all requirements necessary to earn such shares, in a timely manner; and

●
Webb & Co.’s report as of December 31, 2011 indicated that the Company did not maintain effective internal control over financial reporting because of the effect of the following material weaknesses:  (i) the Company did not have an independent audit committee in place, which would provide oversight of the Company’s officers, operations and financial reporting function and (ii) the Company did not disclose warrants issued in connection with an equity financing in a timely manner.

The Company provided Webb & Co. with a copy of the above disclosure and requested that Webb & Co. furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company above.  A copy of Webb & Co.’s letter dated September 14, 2012 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the years ended December 31, 2010 and 2011 and for the period January 1, 2012 through September 11, 2012, neither the Company nor anyone on its behalf has consulted with Ernst & Young with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to any accounting, audit or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Section 9.  Financial Statements and Exhibits.

Item 9.01  Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter dated September 14, 2012 from Webb & Co. to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 14, 2012

SNAP INTERACTIVE, INC.

		By:	/s/ Clifford Lerner
Clifford Lerner
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
16.1	Letter dated September 14, 2012 from Webb & Co. to the Securities and Exchange Commission.